SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549
- -----------------------------------------------------



                          FORM 8-K

                      CURRENT REPORT

          Pursuant to Section 13 or 15(d) of
          the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):
                                    May 21, 1996
                                   (May 21, 1996)

                     TrustCo Bank Corp NY

    ---------------------------------------------------
  (Exact name of registrant as specified in its charter)


                           New York
             ----------------------------------
       (State or other jurisdiction of incorporation)


          0-10592                       14-1630287
          -------                    ---------------
(Commission File Number)   (IRS Employer Identification No.)

  192 Erie Boulevard, Schenectady, New York     12305

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(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:

(518) 377-3311

=========================================================






TrustCo Bank Corp NY


Item 5.   Other Events

     On May 21, 1996, TrustCo Bank Corp NY ( "TrustCo" ) issued a press release declaring a dividend of $0.275 per share, payable
July 1, 1996.  Attached is a copy of the press release labeled as
Exhibit 99(a).


Item 7. (c) Exhibits
         Reg S-K
         Exhibit No.      Description
        _____________     _____________
             99(a)       Press Release of May 21, 1996,
                         declaring a dividend payable July 1,
                         1996.

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  May 21, 1996

                                 TrustCo Bank Corp NY
                                 (Registrant)


                                 By: /s/Robert T. Cushing
                                    ________________________
                                    Robert T. Cushing
                                    Vice President and
                                    Chief Financial
                                    Officer



        Exhibits Index
       __________________


The following exhibits are filed herewith:


Reg S-K Exhibit No.      Description
__________________       ___________
     99(a)               Press Release of May
                         21, 1996, declaring
                         a dividend payable
                         July 1, 1996.





                                          Exhibit 99(a)

TRUSTCO
Bank Corp NY                             News Release
_____________________________________________________
192 Erie Boulevard, Schenectady, NY  12305
(518) 377-3311  Fax: (518) 381-3668

Subsidiary:  Trustco Bank                 NASDAQ -- TRST



Contact:   William F. Terry

           Senior Vice President and Secretary
           518-381-3611




FOR IMMEDIATE RELEASE:


                      TRUSTCO DECLARES DIVIDEND


Schenectady, New York - May 21, 1996


     On May 21, 1996, the Board of Directors of the Company declared a quarterly dividend of $0.275 per share, payable July 1, 1996, to the shareholders of record at the close of business on June 7, 1996.

     TrustCo is a $2.2 billion bank holding company and through its subsidiary, Trustco Bank, National
     Association, operates 47 banking offices in Albany, Columbia, Greene, Rensselaer, Saratoga, Schenectady,
     Warren, and Washington counties. The common shares of the Company are traded on NASDAQ - National Market
     System, under the ticker symbol - TRST.



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